Exhibit 77(e)(1)



                         AMENDED AND RESTATED SCHEDULE A

                               with respect to the

               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

                                     between

                           ING VARIABLE PRODUCTS TRUST

                                       and

                              ING INVESTMENTS, LLC

Funds                                                      Annual Investment Management Fee
-----                                                      --------------------------------
                                                    (as a percentage of average daily net assets)

ING VP Financial Services Portfolio                  0.75% of the first $500 million of assets
                                                   0.70% of the assets in excess of $500 million

ING VP High Yield Bond Portfolio                     0.58% of the first $200 million of assets
                                                      0.55% of the next $300 million of assets
                                                      0.50% on the next $500 million of assets
                                                    0.45% of the assets in excess of $1 billion

ING VP International Value Portfolio                                   1.00%

ING VP MidCap Opportunities Portfolio                                  0.75%

ING VP Real Estate Portfolio                         0.80% of the first $100 million of assets
                                                   0.70% of the assets in excess of $100 million

ING VP SmallCap Opportunities Portfolio               0.75% of the first $250 million of assets
                                                      0.70% of the next $250 million of assets
                                                      0.65% of the next $250 million of assets
                                                      0.60% of the next $250 million of assets
                                                    0.55% of the assets in excess of $1 billion